Exhibit 99.3

News Release

PartnerRe Ltd. Declares Quarterly Dividend of $0.62 Per Ordinary Share

PEMBROKE, Bermuda, October 31, 2012 — PartnerRe Ltd. (NYSE,Euronext:PRE) today announced that its Board of Directors has declared a dividend of $0.62 per common share.

The dividend will be payable on November 30, 2012, to common shareholders of record on November 19, 2012, with the stock trading ex-dividend commencing November 15, 2012.

PartnerRe Ltd. is a leading global reinsurer, providing multi-line reinsurance to insurance companies. The Company, through its wholly owned subsidiaries, also offers capital markets products that include weather and credit protection to financial, industrial and service companies. Risks reinsured include property, casualty, motor, agriculture, aviation/space, catastrophe, credit/surety, engineering, energy, marine, specialty property, specialty casualty, multiline and other lines, mortality, longevity and health, and alternative risk products. For the year ended December 31, 2011, total revenues were $5.4 billion. At June 30, 2012, total assets were $23.1 billion, total capital was $7.5 billion and total shareholders’ equity was $6.7 billion.

PartnerRe on the Internet: www.partnerre.com

Contacts:	PartnerRe Ltd. (441) 292-0888 Investor Contact: Robin Sidders Media Contact: Celia Powell	Sard Verbinnen & Co. (212) 687-8080 Drew Brown/Daniel Goldstein

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com